CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in each Prospectus for State Street Equity 500 Index Fund, State Street Institutional Liquid Reserves Fund, State Street Institutional Tax Free Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Institutional Treasury Money Market Fund and State Street Institutional Treasury Plus Money Market Fund and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports dated February 22, 2013, with respect to the financial statements of State Street Equity 500 Index Fund, State Street Institutional Liquid Reserves Fund, State Street Institutional Tax Free Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street Treasury Money Market Portfolio and State Street Treasury Plus Money Market Portfolio included in their respective Annual Reports dated December 31, 2012 that are incorporated by reference in this Post-Effective Amendment No. 40 to the Registration Statement (Form N-1A, No. 333-30810) of State Street Institutional Investment Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2013